                                                                    Exhibit 12.2

The News Corporation Limited

Computation of Ratio of Earnings to Fixed Charges

        (in accordance with US-GAAP)

                                                                                 FOR THE SIX
                                                                                 MONTHS ENDED        FOR THE YEARS
                                                                                 DECEMBER 31,        ENDED JUNE 30,
                                                                                 ------------    --------------------------
                                                                                     2002           2002          2001
                                                                                 ------------    ----------    ----------
                                                                                                     (A$ in millions)
EARNINGS:
   Pretax income from continuing operations (before minority interest)                  1,000       (13,620)         (184)
ADDBACK:
   Dividends received (distributed earnings) of less than 50% owned companies              13            24            11
   Amortization of capitalized interest                                                    33            67            55
   Fixed charges (exclusive of capitalized interest)                                      570         1,369         1,479
                                                                                 ------------    ----------    ----------
   Subtotal Earnings                                                                    1,616       (12,160)        1,361
LESS:
   Undistributed earnings of less than 50% owned companies                               (113)          (49)         (117)
                                                                                 ------------    ----------    ----------
Earnings available for Fixed Charges                                                    1,503       (12,209)        1,244
                                                                                 ============    ==========    ==========

FIXED CHARGES:
   Interest on debt                                                                       555         1,336         1,440
   Finance lease charges                                                                    1             1             2
   Capitalized interest                                                                    21            43           119
   Interest expense of greater than or equal to 50% owned companies                         2             7             9
   Capitalized interest of greater than or equal to 50% owned companies                    --             1            --
   Interest element of rental expense                                                      12            25            29
                                                                                 ------------    ----------    ----------
Total Fixed Charges                                                                       591         1,413         1,599
                                                                                 ============    ==========    ==========
Ratio of Earnings to Fixed Charges                                                        2.5            --            --
                                                                                 ============    ==========    ==========

                                                                                          FOR THE YEARS ENDED JUNE 30,
                                                                                    --------------------------------------
                                                                                       2000          1999          1998
                                                                                    ----------    ----------    ----------
                                                                                              (A$ in millions)
EARNINGS:
   Pretax income from continuing operations (before minority interest)                   1,668         1,957           842
ADDBACK:

   Dividends received (distributed earnings) of less than 50% owned companies               53           120           106
   Amortization of capitalized interest                                                     51            53            54
   Fixed charges (exclusive of capitalized interest)                                     1,439         1,530         1,398
                                                                                    ----------    ----------    ----------
   Subtotal Earnings                                                                     3,211         3,660         2,400
LESS:
   Undistributed earnings of less than 50% owned companies                                (167)          (67)         (172)
                                                                                    ----------    ----------    ----------
Earnings available for Fixed Charges                                                     3,044         3,593         2,228
                                                                                    ==========    ==========    ==========

FIXED CHARGES:
   Interest on debt                                                                      1,259         1,217         1,110
   Finance lease charges                                                                     4             6             6
   Capitalized interest                                                                     83            93            95
   Interest expense of greater than or equal to 50% owned companies                         52           184           167
   Capitalized interest of greater than or equal to 50% owned companies                      8            --            --
   Interest element of rental expense                                                      123           123           114
                                                                                    ----------    ----------    ----------
Total Fixed Charges                                                                      1,529         1,623         1,492
                                                                                    ==========    ==========    ==========
Ratio of Earnings to Fixed Charges                                                         2.0           2.2           1.5
                                                                                    ==========    ==========    ==========